EXHIBIT 2.2

                     CERTIFICATE AMENDING ARTICLES OF MERGER

                                       OF

                             VIASTAR HOLDINGS, INC.

     The undersigned, being the President and Secretary of VIASTAR HOLDINGS, INC.. the surviving Nevada Corporation, hereby certify that by majority vote of the Board of Directors and majority vote of the stockholders at a meeting held on the 1st day of August, 2003, it was agreed by unanimous vote that this CERTIFICATE AMENDING ARTICLES OF MERGER be filed.

     The undersigned further certify that the original Articles of Merger of VIASTAR HOLDINGS, INC. the surviving corporation and LEVEL X MEDIA CORPORATION were filed on July 18, 2003, The undersigned further certify that Stock herein is amended to read as follows:

7. The manner of converting or exchanging the shares of each of the parties to the merger shall be as follows:

     (a) Each share of the Surviving Corporation common stock issued and outstanding at the Effective Date shall by virtue of the merger, without any action on the part of the holder thereof, shall remain one share of common stock of the Surviving Corporation with no change in rights, privileges or preferences.

     (b) 100% of the Disappearing Corporation common stock issued and outstanding at the Effective Date shall by virtue of the merger, without action on the part of the holder thereof, be cancelled and automatically converted into 1,500,000 shares of the common stock of the Surviving Corporation and 9,150,000 shares of Series A Preferred stock of the Surviving Corporation, and distributed to the Disappearing Corporation's shareholders on a pro rata basis. The Series A Preferred stock shall not have voting rights.

8. The Surviving Corporation shall relocate its corporate offices to 2451 West Birchwood Avenue, Suite #105, Mesa, Arizona 85202.

9. This Plan of Merger shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

10. This Plan of Merger shall be construed and interpreted in accordance with the laws of the State of Nevada. Said shares may be issued by the corporation from time to time for such considerations as may be fixed by the Board of Directors.

     The undersigned hereby certify that they have on this 1st day of August, 2003, executed this Certificate Amending the original Articles of Merger heretofore filed with the Secretary of State of Nevada.



                                            /s/  John D. Aquilino
                                            --------------------------------
                                            John D. Aquilino, President




                                            /s/ Richard L. Brooks
                                            --------------------------------
                                            Richard L. Brooks,  Secretary